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                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 AMERIPATH, INC.


                                    ARTICLE I

         The name of the corporation (hereinafter called the "Corporation") is AMERIPATH, INC.

                                   ARTICLE II

         The address,including street number, street, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of Newcastle, 19805; and the name of the registered agent of the Corporation at such address is CORPORATION SERVICE COMPANY.


                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Law").


                                   ARTICLE IV

         1. AUTHORIZED CAPITAL STOCK. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 32,000,000 shares, consisting of (a) 30,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (b) 2,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").


         2. PROVISIONS RELATING TO PREFERRED STOCK.

                  (a) GENERAL. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors (the "Board") as hereinafter prescribed.

                  (b) PREFERENCES. Subject to the rights of the holders of the Corporation's Common Stock, authority is hereby expressly granted to and vested in the Board to


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         authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (i) whether or not the class or series is to have
                  voting rights, full or limited, or is to be without voting rights;

                           (ii) the number of shares to constitute the class or
                  series and the designations thereof;

                           (iii) the preferences and relative, participating,
                  optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                           (iv) whether or not the shares of any class or series
                  shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (v) whether or not the shares of a class or series
                  shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                           (vi) the dividend rate, whether dividends are payable
                  in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           (vii) the preferences, if any, and the amounts
                  thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (viii) whether or not the shares of any class or
                  series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made,


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                  with such adjustments, if any, as shall be stated and
                  expressed or provided for in such resolution or resolutions;
                  and

                           (ix) such other special rights and protective
                  provisions with respect to any class or series as the Board may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class, or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         3. PROVISIONS RELATING TO THE COMMON STOCK.

                  (a) VOTING RIGHTS. Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

                  (b) DIVIDENDS. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                  (c) LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.


                                    ARTICLE V

                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:


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         A.       The Board of Directors of the Corporation is expressly
                  authorized to adopt, amend or repeal the Bylaws of the Corporation.

         B. Elections of Directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

         C. The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

         D. Any action required or permitted to be taken at any meeting of the Board of Directors, may be taken without a meeting only if all of the Directors consent thereto in writing.


                                   ARTICLE VI

                             LIMITATION OF LIABILITY

         No director shall be personally liable to the Corporation or the holders of shares of capital stock for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the Corporation or such holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Law, or (iv) for any transaction from which such director derives an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal. If the Law of the Corporation's state of incorporation is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent then permitted. No repeal or modification of this Article VI shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.


                                   ARTICLE VII

                                 INDEMNIFICATION


         This Corporation shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law in existence either now or hereafter in effect. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board of Directors may from time to time deem appropriate or advisable.

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                                  ARTICLE VIII

                                    DIRECTORS

         1. NUMBER AND TERM OF DIRECTORS. The Corporation's Board shall consist of at least three directors, with the exact number to be fixed from time to time in the manner provided in the Corporations's Bylaws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board shall be divided into three classes, Class I, Class II and Class III. The number of directors elected to each class shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one year, each director in Class II shall be elected to an initial term of two years and each director in Class III shall be elected to an initial term of three years, in each case and until his or her successor is duly elected and qualified or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each class of directors, the directors of each class shall be elected for a term of three years to serve until their successors are duly elected and qualified or until their earlier resignation, death or removal from office.

         2. DIRECTOR VACANCIES. Whenever any vacancy on the Board shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors, or otherwise, a majority of directors in office, although less than a majority of the entire Board, may fill the vacancy or vacancies for the balance of the unexpired term or terms, at which time a successor or successors shall be duly elected by the stockholders and qualified. The Board shall apportion any increase or decrease in directorship among the classes as nearly equal in number as possible. Notwithstanding the provisions of any other Article herein, only the remaining directors of the Corporation shall have the authority, in accordance with the procedure stated above, to fill any vacancy that exists on the Board.

         3. REMOVAL. A director may only be removed from office prior to the expiration of his term: (i) if he has been convicted of a felony or if he has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of his duty to the Corporation and such conviction or adjudications are no longer subject to direct appeal; (ii) by an affirmative vote of at least two-thirds of the outstanding shares of all classes of capital stock entitled to vote for the election of directors; or
(iii) by the vote of two-thirds of the directors in office.

         4. AMENDMENTS. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, this Article VIII shall not be altered, amended or repealed except by an affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding shares of capital stock entitled to vote for the election of directors.




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                                   ARTICLE IX

                        SPECIAL MEETINGS OF STOCKHOLDERS

         Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock, special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board, (ii) the Board pursuant to a resolution approved by a majority of the entire Board or (iii) the Company's President. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, this Article IX shall not be altered, amended or repealed except by an affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding shares of all capital stock entitled to vote for the election of directors.

                                    ARTICLE X

                     NO STOCKHOLDER ACTION WITHOUT A MEETING

         Any action required or permitted to be taken by the stockholders of the Corporation shall be taken at a duly called annual or special meting of such holders and may not be taken by any consent in writing by such holders. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, this Article X shall not be altered, amended or repealed except by an affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding shares of all capital stock entitled to vote for the election of directors.

                                   ARTICLE XI

                                   AMENDMENTS

         Except as provided herein, from time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article.


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